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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1999, related to the consolidated financial statements and financial statements schedules which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998 and its Current Report on Form 8-K dated June 3, 1999, as amended. We also consent to the reference to us under the heading "EXPERTS" in the prospectus included in such Registration Statement.


                                   PricewaterhouseCoopers LLP

New York, New York
February 24, 2000